TRADEMARK SECURITY AGREEMENT

            THIS TRADEMARK SECURITY AGREEMENT ("Agreement") is made as of August 27, 1997, by BUSINESS LOAN CENTER, INC., a Delaware corporation ("Assignor"), in favor of TRANSAMERICA BUSINESS CREDIT CORPORATION ("Lender"), a Delaware corporation, with reference to the following facts:

                                    RECITALS

            A. Pursuant to that certain Restated and Amended Loan Agreement of even date herewith between Assignor and Lender (as the same from time to time may be amended, supplemented or otherwise modified, the "Loan Agreement"), Lender has agreed, among other things, to make loans and extend other financial accommodations to and for the direct and indirect benefit of Assignor. Unless otherwise defined herein, capitalized terms and matters of construction defined or established in the Loan Agreement shall be applied herein as defined or established therein.

            B. Under the terms of the Security Agreement, Assignor has granted to Lender a lien upon certain of Assignor's assets, including the Intellectual Property Collateral, in order to secure the prompt and complete payment and performance of the Liabilities.

            C. Assignor owns the trademarks and rights under the trademark licenses as set forth in Schedule 1, and Assignor may hereafter own various additional trademarks, file various additional trademark applications, or be a party to, or an assignee of a party to, various additional trademark licenses. Any reference to "Schedule 1" in this Agreement shall refer to Schedule 1 attached hereto, as the same may be amended from time to time, which schedule is incorporated by reference into this Agreement.

            D. The parties are entering into this Agreement, in addition to the Security Agreement, in order to more fully describe the rights and remedies of Lender with respect to the Intellectual Property Collateral (as defined below), and to
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ensure that Lender will realize the full benefits of the rights and remedies that the parties intend to confer upon Lender in connection with the Intellectual Property Collateral. Nothing contained herein shall be construed to limit the rights or remedies of Lender under the Security Agreement.

                                    AGREEMENT

            NOW, THEREFORE, in consideration of the premises set forth herein, and to induce Lender to enter into the Loan Agreement and the Security Agreement and to make the loans and other financial accommodations provided for therein, Assignor agrees as follows:

      1. Definitions. As used in this Agreement, the following terms shall have the respective meanings assigned to them:

            (a) "Goodwill" shall mean all goodwill, trade secrets, proprietary or confidential information, technical information, procedures, formulae, quality control standards, designs, operating and training manuals, customer lists, distribution agreements and general intangibles now or hereafter owned or acquired by Assignor.

            (b) "Intellectual Property Collateral" shall have the meaning given to it in Section 2 of this Agreement.

            (c) "Trademarks" shall mean all of the following:

                  (i) all trademarks, trade names, corporate names, business names, trade styles, service marks, logos, other source or business identifiers, proprietary product names or descriptions, prints and labels on which any of the foregoing have appeared or appear, designs and general intangibles of like nature, now existing or hereafter adopted or acquired, all registrations and recordings thereof, and all applications in connection therewith, including registrations, recordings and applications in the United States Patent and Trademark Office or in any similar office or agency of the United States, any state or territory thereof, or any other country or any political


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

      subdivision thereof, including the trademarks listed in Schedule 1; and

                  (ii) all proceeds of the foregoing, including license royalties and proceeds of infringement suits, the right to sue for past, present and future infringements, all rights corresponding thereto throughout the world and all reissues, extensions or renewals thereof.

            (d) "Trademark Licenses" shall mean all rights now owned or hereafter acquired by Assignor under any written agreement granting any right to use any Trademark or Trademark registration, including the trademark licenses listed in Schedule 1.

      2. Grant of Security Interest. As security for payment and performance of the Liabilities, Assignor hereby mortgages, pledges, and grants to Lender a lien upon and security interest in, all of Assignor's right, title and interest, whether presently existing or hereafter arising or acquired, in, to and under the following (collectively, the "Intellectual Property Collateral"):

            (a) each Trademark owned and Trademark application filed by Assignor, including those listed in Schedule 1;

            (b) each Trademark License to which Assignor is a party (or the assignee of a party), including each Trademark License listed in Schedule 1;

            (c) the Goodwill associated with: (i) each Trademark and Trademark application, including those listed in Schedule 1; and (ii) each Trademark licensed under any Trademark License, including those listed in Schedule 1; and

            (d) all products and proceeds of the foregoing, including any claim of Assignor against third parties for any (i) past, present or future infringement or dilution of any Trademark or of any Trademark License, and (ii) injury to the Goodwill associated with the foregoing.

      3. Representations and Warranties. Assignor represents and warrants to Lender that as of the date of this Agreement:


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

            (a) Assignor does not own any trademark that is filed or registered with, or issued by, the United States Patent and Trademark Office or any similar offices or agencies of the United States, any state or territory thereof, or any other country or political subdivision other than each of the Trademarks listed in Schedule 1.

            (b) Assignor is not a party to, or an assignee of a party to, any trademark license other than the Trademark Licenses listed in Schedule 1.

            (c) Assignor does not own any trademark material to the conduct of its business other than the Trademark registrations listed in Schedule 1.

            (d) Assignor has not granted any license, right or privilege in or to the Intellectual Property Collateral to any party, except as otherwise set forth herein.

            (e) The Trademark registrations listed in Schedule 1 have been duly and properly issued, and are valid and enforceable.

            (f) None of the Intellectual Property Collateral listed in Schedule 1 has been adjudged invalid or unenforceable, in whole or in part.

            (g) Assignor (i) conducts business without infringement or claim of infringement of any license, service mark, Trademark, trade name, or other intellectual property right of others, and (ii) has not commenced and is not about to commence any suit or action against others in connection with the violation or enforcement of its rights in any of the Intellectual Property Collateral.

            (h) Assignor is and shall at all times remain the sole and exclusive owner of the entire and unencumbered right, title and interest in and to the Intellectual Property Collateral as listed in Schedule 1, free and clear of any liens, charges and encumbrances, including pledges, assignments, licenses, and covenants by Assignor not to sue third persons, except for (i) the interest of Lender under the Loan Documents and (ii) Permitted Liens.


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

            (i) Assignor has the unqualified right and power to enter into this Agreement and perform its terms and has entered and will enter into written agreements as necessary with each of its present and future employees, agents and consultants that will enable it to comply with the covenants herein contained.

      4. Covenants. Assignor covenants and agrees as follows:

            (a) (i) Assignor shall not, either by itself or through any agent, employee, licensee or designee, file an application for the registration of any Intellectual Property Collateral with the United States Patent and Trademark Office or any similar office or agency in the United States or any other country or any political subdivision thereof without giving Lender written notice thereof within 45 days after any such application is filed, (ii) upon issuance of any Trademarks, Assignor shall notify Lender promptly in writing and, in any event, within five Business Days thereafter, and (iii) upon the request of Lender, Assignor shall execute and deliver, for filing with any such office or agency as Lender may deem appropriate, (A) an amendment to this assignment adding a description of such Intellectual Property Collateral to Schedule 1 and
(B) any other agreements, instruments, documents, and papers as Lender may request to evidence Lender's lien upon and security interest in such Intellectual Property Collateral.

            (b) Subject to Section 4(a) hereof, Assignor shall take all necessary actions to maintain and pursue each application, to obtain the relevant registration, and to maintain the registration of all of the Intellectual Property Collateral with the United States Patent and Trademark Office or other appropriate filing office or agency in which registration is necessary to protect its rights therein, including the filing of applications for renewal, affidavits of use, affidavits of noncontestability and opposition and interference and cancellation proceedings.

            (c) In the event that any of Assignor's rights under any Intellectual Property Collateral are infringed, misappropriated or diluted by a third party, Assignor (i) shall notify Lender promptly after it learns thereof, unless Assignor shall reasonably determine that such Intellectual Property Collateral is not material to the conduct of its business, in which case Assignor shall provide Lender with quarterly reports


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

thereof within the period required for delivery of Assignor's monthly financial statements as set forth in Section 5.1(b) of the Loan Agreement, (ii) shall promptly sue such party for infringement, misappropriation or dilution and recover any and all damages for such infringement, misappropriation or dilution, unless Assignor shall reasonably determine that such Intellectual Property Collateral is not material to the conduct of its business, and (iii) shall take such other actions as Assignor shall reasonably deem appropriate under the circumstances to protect such Intellectual Property Collateral.

            (d) Assignor shall promptly notify Lender, in writing, of any suit, action or proceeding brought against Assignor relating to, concerned with or affecting the Intellectual Property Collateral or infringement of or interference with another trademark which, if determined adversely, is likely to have a Material Adverse Effect and shall, upon request by Lender, deliver to Lender a copy of all pleadings, papers, orders, or decrees theretofore or thereafter filed in any such suit, action or proceeding, and shall keep Lender fully advised and informed, in writing, of the progress of any such suit, action or proceeding.

            (e) Assignor shall notify Lender immediately if it knows or has reason to know (i) that any application or registration relating to any Intellectual Property Collateral that is material to the conduct of its business may become abandoned or dedicated, or (ii) that there has been or, in Assignor's reasonable business judgment, likely may be an adverse determination or development (including the institution of, or any adverse determination or development in, any proceeding in the United States Patent and Trademark Office or any court) regarding (A) Assignor's ownership of any Intellectual Property Collateral that is material to the conduct of its business, (B) Assignor's right to register such Intellectual Property Collateral, or (C) Assignor's right to keep and maintain such Intellectual Property Collateral.

            (f) Upon the written request of Lender, Assignor shall promptly and duly execute and deliver any and all additional documents, including UCC-1 financing statements, and take such further action as Lender may reasonably require to obtain the full benefit of this Agreement, all at the sole expense of Assignor.


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

      5. Power of Attorney. Upon the occurrence and during the continuation of an Event of Default, Assignor hereby authorizes and empowers Lender to make, constitute and appoint any officer or agent of Lender, as Lender may select in its exclusive discretion, as Assignor's true and lawful attorney-in-fact, with the power to endorse Assignor's name on all applications, documents, papers and instruments necessary for Lender (a) to use the Intellectual Property Collateral, or (b) to grant or issue to any third party a license or, to the extent permitted by an applicable License, a sublicense, whether general, specific or otherwise and whether on an exclusive or nonexclusive basis, of any Intellectual Property Collateral throughout the world on such terms and conditions and in such manner as Lender shall, in its sole discretion, determine, or (c) to assign, pledge, convey or otherwise transfer title in or dispose of the Intellectual Property Collateral to any third person. Assignor hereby ratifies all that such attorney shall lawfully do or cause to be done by virtue hereof. This power of attorney shall be irrevocable for the term of this Agreement.

      6. Grant of License to Use Intellectual Property Collateral. Effective from and after an Event of Default and for the purpose of enabling Lender to exercise rights and remedies hereunder or under the Security Agreement at such time as Lender shall be lawfully entitled to do so, Assignor hereby grants to Lender an irrevocable, nonexclusive license (exercisable without payment of royalty or other compensation to Assignor), (a) to use, transfer, license or sublicense any of the Intellectual Property Collateral now owned or hereafter acquired by Assignor, and wherever the same may be located, and (b) to have access to all media in which any of the licensed items may be recorded or stored and to all computer and automatic machinery software and programs used for the compilation or printout thereof.

      7. Use and Protection of Intellectual Property Collateral. Notwithstanding anything to the contrary contained herein, unless an Event of Default has occurred and is continuing, Assignor may continue to use, enjoy and protect the Intellectual Property Collateral in the ordinary course of its business, and Lender shall from time to time execute and deliver, upon reasonable written request of Assignor, any and all instruments, certificates or other documents, in the form so requested, that in the reasonable judgment of Assignor are necessary or appropriate to permit Assignor to continue to do so.


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

      8. Termination and Release. On the date on which (a) Assignor's right to request Revolving Loans under the Loan Agreement terminates and (b) all the Liabilities shall have been paid and satisfied in full, the rights of Lender hereunder shall terminate and Lender shall execute and deliver to Assignor all releases, powers of attorney and other instruments as may be necessary or proper to terminate the Lien granted by Assignor hereunder and to revest in Assignor its title to the Intellectual Property Collateral, subject to any disposition thereof that may have been made by Lender pursuant hereto.

      9. Incorporation of Security Agreement. Assignor hereby acknowledges and affirms that the rights and remedies of Lender with respect to the Lien upon the Intellectual Property Collateral made and granted hereby are further described in the Security Agreement, the terms and provisions of which are incorporated herein by this reference as if fully set forth herein. In the event of any conflict between the terms hereof and the Security Agreement, the terms set forth in the Security Agreement shall control.

            IN WITNESS WHEREOF, Assignor has executed this Trademark Security Agreement as of the date first set forth above.

                                    BUSINESS LOAN CENTER, INC.


                                    By: /s/ Robert Tannenhauser
                                        ------------------------
                                        Robert F. Tannenhauser
                                        President


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

                          ACKNOWLEDGMENT OF INSTRUMENTS

STATE OF _________________    )
                              ) SS.
COUNTY OF __________________  )


      On __________________________ before me, the undersigned notary public in and for said state, personally appeared ________________________, personally known to me (or proved to me on the basis of satisfactory evidence) to be the person(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ies), and that by his/her/their signature(s) on the instrument, the person(s), or the entity upon behalf of which the person(s) acted, executed the instrument.

      WITNESS my hand and official seal.


Signature _______________________________       (Seal)


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

                                   SCHEDULE 1

                                 U.S. TRADEMARKS

Registration No.        Registration Date       Service Mark
----------------        -----------------       ------------

1,787,035               August 10, 1993         "Business Loan Center"
                                                plus design


                               FOREIGN TRADEMARKS

                                      NONE.


                               TRADEMARK LICENSES

Licensor                      Licensee                Subject of License
--------                      --------                ------------------

                                      NONE.


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